                                                                  EXHIBIT (5)(d)

                     AMERICAN GENERAL LIFE INSURANCE COMPANY

                               MERGER ENDORSEMENT

This Endorsement attaches to and forms a part of your Contract, Certificate or Policy ("Contract").

This Endorsement has been issued as a result of a merger on [DECEMBER 31, 2012] of the following companies:

AMERICAN GENERAL ASSURANCE COMPANY, an Illinois life insurance company,

AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE, a Delaware life insurance company,

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY, a Tennessee life insurance company,

SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY, an Arizona life insurance company,

SUNAMERICA LIFE INSURANCE COMPANY, an Arizona life insurance company, AND

WESTERN NATIONAL LIFE INSURANCE COMPANY, a Texas life insurance company,

                                  WITH AND INTO

AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas life insurance company.

This is to certify that American General Life Insurance Company hereby assumes all risks, duties, and obligations as of the date of the merger for the insurance Contract issued by the life insurance companies identified above, the same as if it had been issued originally by American General Life Insurance Company. The risks, duties, and obligations as well as the terms and benefits under your Contract have not and will not change as a result of this merger.

This Endorsement is effective [DECEMBER 31, 2012].

The Home Office of American General Life Insurance Company is located at, 2727-A Allen Parkway, Houston, Texas 77019.

Signed for American General Life Insurance Company as of the effective date.


/s/ JAY S. WINTROB
---------------------------------------
Jay S. Wintrob
CEO & PRESIDENT
AMERICAN GENERAL LIFE INSURANCE COMPANY

                                    IMPORTANT

This Endorsement becomes a part of your Contract and should be attached to your Contract. All inquiries, purchase payments, premium payments, notices, claims or written requests related to your Contract should be directed to the [Administrative Office of American General Life Insurance Company 2727-A Allen Parkway, Houston, Texas 77019 (Mailing Address: P.O. Box 4373, Houston, TX 77210-4373). For customer assistance, you may call our toll-free telephone number, 1-800-445-7862.]

L8204 (7/12)